Exhibit 1.1
SOFI TECHNOLOGIES, INC.
(a Delaware corporation)
50,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: November 15, 2021

SoFi Technologies, Inc.
(a Delaware corporation)
50,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
November 15, 2021
Barclays Capital Inc.
    as Representative of the Underwriters
c/o Barclays Capital Inc.
745 7th Avenue
New York, NY 10019

Ladies and Gentlemen:
SoFi Technologies, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed in Schedule B hereto (the “Selling Stockholders”), confirm their respective agreements with Barclays Capital Inc. (the “Representative”) and, as applicable, each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom the Representative is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters of the respective numbers of shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto. The aforesaid 50,000,000 shares of Common Stock to be purchased by the Underwriters are herein called the “Securities.”
The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the “Base Prospectus”), on Form S1 (No. 333-257092) (the “Initial Registration Statement”) covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Each preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) are hereinafter collectively referred to as the “preliminary prospectus.” The various parts of the Initial Registration Statement, including all amendments thereto, exhibits thereto, any schedules thereto and the information contained in the form of final prospectus or final prospectus supplement (including the Base Prospectus) filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A or Rule 430C of the 1933 Act Regulations to be part of the Initial Registration Statement are hereinafter collectively called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus or final prospectus supplement (including the Base Prospectus), in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 5:30 P.M., New York City time, on November 15, 2021 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C hereto, all considered together.
“Testing-the-Waters Communication” means any oral or written communication with potential investors in connection with the offer and sale of the Securities undertaken in reliance on Section 5(d) of, or Rule 163B under, the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
SECTION 1.    Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:
(i)Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act . No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement or any amendment thereto.
(ii)Each of the Registration Statement and any post-effective amendment thereto prior to the Closing Time, at the time it became effective, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(iii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto prior to the Closing Time, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and the Closing Time, the General Disclosure Package did not include or will not include an untrue statement of a material fact or did not omit or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with (i) written information furnished to the Company by any Underwriter through the Representative expressly for use therein or (ii) any Selling Stockholder Information. For purposes of this Agreement, the only information so furnished by any Underwriter shall be the information in the twelth paragraph under the heading “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).
(iv)Free Writing Prospectuses. The Company has not, directly or indirectly, used or referred to any “free writing prospectus” (as defined under Rule 405 of the 1933 Act Regulations) in connection with the offering of the Securities.
(v)Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications to the extent as specifically authorized by the Company. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule D hereto.
(vi)Independent Accountants. Deloitte & Touche LLP, who certified certain of the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accounting firms as required by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and the Public Company Accounting Oversight Board.
(vii)Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the statements of operations and stockholders’ deficit and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.
(viii)No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change, or any development that would be reasonably expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) except as would not have a Material Adverse Effect, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, and (C) except as would not have a Material Adverse Effect and except for regular semi-annual dividends on the Company’s Series 1 redeemable preferred stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise described therein (including in any "subsequent events" disclosure) there has not been any change in the capital stock (except for changes made in the ordinary course of business consistent with past practice pursuant to the Company’s equity plans in existence prior to the date of this Agreement, and other than the exercise of options and warrants outstanding prior to the date of this Agreement) or long-term debt of the Company or any of its subsidiaries. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus there has not been any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to result in, a Material Adverse Effect.
(ix)Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (where such concept exists) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
(x)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (A) that is a corporation has been duly organized and is validly existing as a corporation in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, and (B) that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing (where such concept exists) under the laws of the jurisdiction of its formation, has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified as a foreign limited liability company to transact business and is in good standing (where such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case under clause (A) or (B) where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except with respect to any such Subsidiary that is a securitization trust, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are subsidiaries listed in Exhibit 21 (or omitted from such exhibit as set forth in the footnotes to such exhibit) to the Company’s Current Report on Form 8-K, filed with the Commission on June 4, 2021, and those other subsidiaries that do not, collectively, constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
(xi)Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. (except for subsequent issuances, if any, pursuant to reservations, agreements or compensation or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xii)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xiii)Description of Securities. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.
(xiv)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived or do not apply to this offering.
(xv)Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or similar organizational documents, and neither the Company nor any of its Subsidiaries is (A) except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or (B) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not be reasonably likely to result in a Material Adverse Effect), nor will such action result in (Y) any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or (Z) except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary of the Company.
(xvi)Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in the case of any of the foregoing, would result in a Material Adverse Effect.
(xvii)Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no claim, action, suit, proceeding or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or, to the knowledge of the Company, otherwise involving the Company or any Subsidiary that is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would be reasonably likely to result in a Material Adverse Effect, or which would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not be reasonably likely to result in a Material Adverse Effect.
(xviii)Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.
(xix)Possession of Intellectual Property. The Company and its subsidiaries own or license or have rights to use, make, sell, and otherwise exploit, all Intellectual Property (as defined below) necessary for the conduct of the Company’s business as now conducted, except as such failure to own or license such rights would not have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by other parties of any Intellectual Property described in the preceding sentence; (ii) there is no pending, or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others to which the Company or any of its subsidiaries is a party, or to the knowledge of the Company, otherwise challenging the Company’s or its Subsidiaries’ rights in or to, or exploitation of, any such Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; (iii) to the knowledge of the Company, such Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company has no knowledge of any facts which would form a reasonable basis for any such claim; and (iv) there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company has no knowledge of any other fact which would form a reasonable basis for any such claim. “Intellectual Property” shall mean all patents, patent rights, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures owned, licensed or used by the Company.
(xx)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or Governmental Entity or agency is required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of The Nasdaq Stock Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).
(xxi)Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has knowledge of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(xxii)Financial Services Laws. The Company and its Subsidiaries are and have been in compliance in all material respects with all applicable statutes, laws, rules, regulations and regulatory guidance related to the financial products and services provided by or on behalf of the Company and its business (collectively, “Financial Services Laws”). No review or audit of the Company (whether performed by the Company, a third party engaged by the Company or, to the knowledge of the Company, a governmental authority having authority to administer or prosecute violations of the Financial Services Laws) and its Subsidiaries related to such Financial Services Laws has identified any material noncompliance with such Financial Services Laws.
(xxiii)Title to Property. The Company and its Subsidiaries have good and marketable title to all real property and personal property (other than Intellectual Property) owned by them, in each case, which is material to the business of the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, materially adversely affect the value of such property, and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries in any material respect. All of the leases and subleases material to the business of the Company and its Subsidiaries, taken as a whole, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, other than any such notices or claims that (x) are being contested in good faith by the Company or one of its Subsidiaries or (y) that would not reasonably be expected to have a Material Adverse Effect.
(xxiv)Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries.
(xxv)No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(xxvi)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xxvii)ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any member of any group that includes the Company (as determined under Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) (a “Company Affiliate”) for their employees or former employees has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; and (C) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, there has not occurred any “accumulated funding deficiency” within the meaning of Section 412 of the Code or Section 302 of ERISA, respectively, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined as of the plan’s most recent actuarial report using the actuarial assumptions set forth therein, and such actuarial assumptions are reasonable in the aggregate. Neither the Company nor any Company Affiliate has incurred or is reasonably expected to incur any liability to any “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA. Other than with respect to furloughed employees or subsidized continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, neither the Company nor any Company Affiliate has incurred or is reasonably expected to incur an obligation to provide post-employment or retirement benefits under any “welfare plan” within the meaning of Section 3(1) of ERISA to retired or terminated employees (other than as required by Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA or any similar state or local law).
(xxviii)Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rule 13a-15(f) under the 1934 Act Regulations) that have been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the book value for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences ; and (E) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxix)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the knowledge of the Company, on the part of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxx)Payment of Taxes. The Company and its Subsidiaries have paid all United States federal, state, local and foreign taxes (including remittance of any withholding taxes and including any interest, additions to tax or penalties applicable to any taxes, if any) and have timely filed (taking into account any applicable extensions) all tax returns required by law to be paid or filed through the date hereof, except for taxes being contested in good faith by appropriate procedures and as to which adequate reserves have been established by the Company or its Subsidiaries in accordance with GAAP or where the failure to file such tax return or pay such tax would not, individually or in the aggregate, result in a Material Adverse Effect. No deficiencies for taxes of the Company or its Subsidiaries have been assessed by a tax authority, and no deficiencies for taxes of the Company or its Subsidiaries have, to the Company’s knowledge, been proposed by a tax authority, except for such deficiencies being contested in good faith and for which adequate reserves have been established in accordance with GAAP, or such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xxxi)Insurance. The Company and its Subsidiaries carry, or are covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as, in the Company’s judgment, is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force in all material respects on the date hereof.
(xxxii)Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required to be disclosed pursuant to Item 404 of Regulation S-K and that is not described or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
(xxxiii)Investment Company Act. The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.
(xxxiv)Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or, to the knowledge of the Company any affiliate take, directly or indirectly, any action which is designed to or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of the 1934 Act or the 1934 Act Regulations.
(xxxv)Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or other applicable anti-bribery and anti-corruption laws; and the Company, its subsidiaries, and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company will not directly or indirectly use the proceeds of the sale of the Securities in violation of the FCPA or other applicable anti-bribery or anti-corruption laws.
(xxxvi) Money Laundering Laws. To the knowledge of the Company, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements relating to money laundering applicable to the Company and any Subsidiary of the Company, and any related or similar statutes, rules, regulations or guidelines, issued administered or enforced by any Governmental Entity in any applicable jurisdiction, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxvii)Sanctions. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director or officer, agent, employee, affiliate or representative of the Company or any Subsidiary acting on behalf of the Company or any of its Subsidiaries (i) is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations

Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); (ii) is located, organized in, operating from or resident in a country or territory that is the target of Sanctions; nor (iii) has, directly or, to the knowledge of the Company, indirectly, engaged in transactions or dealings in violation of Sanctions. The Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, (i) to fund, finance or facilitate any activities, business or transaction with any Person, or in any country or territory, that, at the time of such funding, financing or facilitating is the target of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xxxviii)Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and, to the extent required, the Company has obtained the written consent to the use of such data from such sources. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(xxxix)Data Privacy. The Company and its subsidiaries comply and have at all times complied in all material respects with (A) all applicable laws, regulations, guidelines, orders, and guidance relating to the privacy, security, or processing of information that is considered “personal information,” “personal data,” “nonpublic personal information,” “personally identifiable information,” or similar term by one or more laws or regulations (“Personal Information”), data breach notification, website and mobile application privacy policies and practices, social security number protection, processing and security of payment card information, and email, text message, or telephone communications (“Privacy Laws”); (B) each external or internal, past or present, policy, notice and/or statement applicable to the Company and its subsidiaries relating to Personal Information (“Privacy Policies”); and (C) all contractual commitments that the Company or its subsidiaries have entered into relating to the processing of Personal Information ((A)-(C) collectively, the “Data Security Requirements”). The Company and its subsidiaries have at all times presented a Privacy Policy to individuals prior to the collection of any Personal Information, and all Privacy Policies are and have at all times been in all material respects accurate, consistent, and complete and not misleading or deceptive (including by omission). Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the execution, delivery, and performance of this Agreement and the transactions hereunder do not and will not (1) conflict with or result in a violation or breach of any Data Security Requirements; (2) require the consent of or provision of notice to any Person concerning such Person’s Personal Information; or (3) give rise to any right of termination or other right to impair or limit rights to own and process any Personal Information used in or necessary for the operation of the Company and its subsidiaries’ business.
(xl)Cybersecurity. (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries (including but not limited to Personal Information), and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by Data Security Requirements.
(xli)Equity Awards. With respect to the stock options, share awards (including restricted share units) and/or other equity-based awards (the “Equity Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (each such arrangement, a “Company Plan”), (i) each grant of an Equity Award was duly authorized in compliance with applicable law, including with respect to the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof), and any required stockholder approval by the necessary number of votes or written consents, and (ii) each such grant was made in accordance with the terms of the applicable Company Plan, and, to the extent applicable, the 1934 Act and the rules of The Nasdaq Stock Market LLC. There is no and has been no policy or practice of the Company to coordinate the grant of Equity Awards prior to the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(xlii)Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(b)Representations and Warranties by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter and the Company as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Underwriter and the Company, as follows:
(i)Accurate Disclosure. Neither the Registration Statement, the General Disclosure Package, at the Applicable Time, nor the Prospectus or any amendments or supplements thereto, as of its date, at the Closing Time includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this Section 1(b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto; it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) which appears in the General Disclosure Package or the Prospectus or any amendment or supplement thereto in the table (and corresponding footnotes) under the caption “Selling Securityholders”(the “Selling Stockholder Information”).
(ii)Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
(iii)Noncontravention. The execution and delivery of this Agreement, the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, (ii) nor will such action result in (x) any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (y) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties except, in the case of the foregoing clauses (i) and (ii)(y) as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement.
(iv)Valid Title. Such Selling Stockholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a valid “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (“UCC”) in respect of such Securities.
(v)Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee) and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and Section 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.
(vi)Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of Regulation M under the 1934 Act.
(vii)Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any Governmental Entity is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in connection with the sale and delivery by each Selling Stockholder of the Securities hereunder or the consummation by it of the transactions contemplated for it by this Agreement, except such as have been already obtained (or will be made or obtained on or prior to the Closing Time) or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA.
(viii)No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than those disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
(ix)No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials, in each case, in connection with the offer or sale of the Securities.
(x)No Association with FINRA. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any participating member (within the meaning of the FINRA rules) of FINRA or is a person associated with a participating member (within the meaning of the FINRA rules) of FINRA.
(xi)Stamp Taxes. No stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Underwriters in such Selling Stockholder’s jurisdiction of organization or tax residence (in each case, other than the United States or any political subdivision thereof) (such jurisdiction other than the United States or any political subdivision thereof, a « Seller Tax Jurisdiction »), with respect to (A) the execution, delivery and performance of this Agreement, (B) the sale and delivery of the Securities by such Selling Shareholder in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus.
(c)Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter agrees to purchase from each Selling Stockholder, at a purchase price per share of $21.60, that proportion of the number of Securities set forth in Schedule B opposite the name of such Selling Stockholder, which the number of Securities set forth in Schedule A opposite the name of such Underwriter.
(b)Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Securities shall be made remotely or at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, or at such other place as shall be agreed upon by the Representative, the Company and the Selling Stockholders, at 9:00 A.M. (New York City time) on November 18, 2021, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).
Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a bank account or accounts designated by each Selling Stockholder (whether to the account of such Selling Stockholder or to the account of any other Selling Stockholder as directed by such Selling Stockholder) against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, if any, which it has agreed to purchase. Representative, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3.    Covenants of the Company and the Selling Stockholders. The Company and, solely with respect to paragraphs (g), (j), (k) and (m), each of the Selling Stockholders, severally and not jointly, covenant with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will promptly notify the Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed (which notice shall be deemed given upon filing with the Commission pursuant to EDGAR), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make reasonable best efforts to prevent the issuance of any stop order, prevention or suspension described in clause (iv) above and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable.
(b)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object, provided that the Company shall not be prevented from filing any amendment or supplement that it has concluded is required by law. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made by the Company pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object, provided that the Company shall not be prevented from filing any document that it has concluded is required by law.
(c)Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto and conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Blue Sky Qualifications. If required by applicable law, the Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission pursuant to EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)Use of Proceeds. Such Selling Stockholder will not use the net proceeds received by it from the sale of the Securities in violation of any Sanctions or Money Laundering Laws.
(h)Listing. The Company will use its reasonable best efforts to maintain the listing of the Securities on the Nasdaq Global Select Market (it being understood that the foregoing shall not prohibit the Company from changing the principal listing of the Common Stock to the New York Stock Exchange (collectively with The Nasdaq Global Select Market, the “Stock Markets”), in which case such covenant to use reasonable best efforts shall instead apply with respect to such Stock Market).
(i)Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(j)Free Writing Prospectuses. Each of the Company and each Selling Stockholder agrees that it will not make any offer relating to the Securities that would constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433.
(k)Certification Regarding Beneficial Owners. The Company and each Selling Stockholder that is an entity will deliver to the Representative, prior to or at the Closing Time, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company and each Selling Stockholder undertake to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.
(l)Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(m)Selling Stockholder Tax Considerations. Each Selling Stockholder will deliver to the Representative, prior to or at the Closing Time, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form, establishing a complete exemption from U.S. backup withholding tax.
The Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate that the Company is not a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).
SECTION 4.    Payment of Expenses.
(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or with the Company's prior written consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered by the Company in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, which fees and expenses taken together with the legal fees described in clause (v), shall not exceed $40,000 in the aggregate, and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Except as provided in this Section 4(a) or 4(b), the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes payable on the resale of any of the Securities by them and any advertising expenses in connection with any offers they may make.
(b)Expenses of the Selling Stockholders. The Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.
All sums payable by the Selling Stockholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Selling Stockholders, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made. All sums payable to the Underwriters shall be considered exclusive of any value added or similar taxes. Where a Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Selling Shareholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax. Notwithstanding the foregoing, this paragraph shall not apply with respect to any taxes or duties other than taxes or duties imposed by a Seller Tax Jurisdiction.
(c)Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 (as a result of the failure of a condition set forth in clause (a), (b), (e), (g), (h), (i) or (k)) or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented outofpocket expenses actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.
(d)Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Stockholders may make or have made for the sharing of such costs and expenses.
SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective by the Commission under the 1933 Act. The Prospectus shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the 1933 Act Regulations. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened; and the Company has complied with each request (if any) from the Commission for additional information.
(b)Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion letter and negative assurance letter, dated the Closing Time, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance reasonably satisfactory to the counsel for the Representative.

(c)Opinions of Counsel for each of the Selling Stockholders. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of each of (i) Morrison & Foerster LLP counsel for Delaware Project 10 L.L.C., (ii) Shearman & Sterling LLP, counsel for QIA FIG Holding LLC, (iii) Simpson Thacher & Bartlett, counsel for Silver Lake Partners IV, L.P. and Silver Lake Technology Investors IV (Delaware II), L.P., (iv) Dorsey & Whitney LLP, counsel for Red Crow Capital, LLC and Clay Wilkes and (v) Skadden Arps, Slate, Meagher & Flom LLP, counsel for Social Capital, an affiliate of ChaChaCha SPAC 5, LLC, in form and substance satisfactory to counsel the Representative.
(d)Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
(e)Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any fact or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except for those representations and warranties made as of a specific date which shall remain true and correct as of such date), (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(f)Certificate of Selling Stockholders. At the Closing Time, the Representative shall have received a certificate of each Selling Stockholder or, as applicable, of an Attorney-in-Fact on behalf of each applicable Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct in all materials respects (or, where such representation and warranty is already qualified as to materiality, in all respects) with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time in all material respects.
(g)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(h)Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(i)DTC. At the Closing Time, the Securities shall be eligible for clearance and settlement through DTC.

(j)Continued Listing. At the Closing Time, the Securities shall continue to be listed on the Nasdaq Global Select Market.
(k)No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(l)Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.
(m)Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(n)Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Company shall have furnished to the Representative a certificate signed by the Chief Financial Officer of the Company, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.
(o)Additional Information. At or prior to the Closing Time, the Representative and counsel for the Underwriters shall have been furnished with such further certificates and documents the Representative may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, it being understood that any opinion attached as a form to this Agreement shall be acceptable to the Underwriters if delivered substantially in such form.
(p)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.
SECTION 6.    Indemnification.
(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, its directors, its officers, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information contained in the Prospectus and deemed by virtue of Rule 430A or Rule 430C of the 1933 Act Regulations to be a part of the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the written approval of, the Company and, in the case of any Selling Stockholder Information included therein, the Selling Stockholders in connection with the marketing of the offering of the

Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the reasonable, documented fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that the indemnification available pursuant to this Section 6 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the information contained in the Prospectus and deemed by virtue of Rule 430A or 430C of the 1933 Act Regulations to be a part of the Registration Statement, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information or Selling Stockholder Information.
(b)Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clause (a)(i) above; provided that each Selling Stockholder shall be liable only with respect to the Selling Stockholder Information relating to and provided by such Selling Stockholder and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this Section 6(b) of each Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”); provided, further, that any settlement referred to in clause (a)(ii) is effected with the written consent of the applicable Selling Stockholders.
(c)Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information contained in the Prospectus and deemed by virtue of Rule 430A or Rule 430C of the 1933 Act Regulations to be a part of the Registration Statement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Stockholders; provided, that in each such case the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel , (ii) representation of indemnified parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iv) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party, or (v) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(e)Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.
SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total price at which the Shares underwritten by the Underwriters and distributed to the public were offered to the public, in each case as set forth on the cover of the Prospectus.
The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public, and the aggregate liability of each Selling Stockholder under the contribution provisions contained in this Section 7 and the indemnification provisions contained in Section 6(b) shall be limited in the aggregate to its respective Selling Stockholder Proceeds.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder. Each Selling Stockholder’s obligation to contribute pursuant to this Section 7 is several and not joint, and in proportion to its respective Selling Stockholder Proceeds.
The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.
SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any of the Selling Stockholders and (ii) delivery of and payment for the Securities.
SECTION 9.    Termination of Agreement.
(a)The Representative may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the

Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities. Notice of any termination of this Agreement shall be promptly given to the Company and the Selling Stockholders by telecopy, mail or email and shall be subsequently confirmed by letter.
(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect.
SECTION 10.    [Reserved.]
SECTION 11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax (646) 834-8133), with a copy to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, attention of Erika Weinberg and Greg Rodgers; notices to the Company shall be directed to it at 234 1st Street, San Francisco, California 94105, attention Chief Financial Officer, with a copy to it at 10701 Parkridge Blvd, Suite 120, Reston, VA 20191, attention General Counsel. Notices to the Selling Stockholders shall be directed to the address and the attention of the person listed below each Selling Stockholder’s name in Schedule F hereto.
SECTION 12.    No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13.    Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 14.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.    GOVERNING LAW. THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters with respect to the subject matter hereof.
SECTION 20.    Partial Enforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 21.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including in portable document format (.pdf) or any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
SECTION 22.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for each Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.
Very truly yours,

SOFI TECHNOLOGIES, INC.

By:    /s/ Christopher Lapointe
Name:    Christopher Lapointe
Title:    Chief Financial Officer

CHACHACHA SPAC 5, LLC

By:    /s/ Chamath Palihapitiya
Name:     Chamath Palihapitiya
Title:    Chief Executive Officer

CLAY WILKES

By:    /s/ Clay Wilkes
Name:     Clay Wilkes

DELAWARE PROJECT 10 L.L.C.

By:    /s/ Michel Combes
Name:     Michel Combes
Title:    Manager

QIA FIG HOLDING LLC

By:    /s/ Ahmad Al-Khanji
Name:     Ahmad Al-Khanji
Title:    Director

RED CROW CAPITAL, LLC

By:    /s/ Clay Wilkes
Name:    Clay Wilkes
Title:    Manager

[Signature Page to Underwriting Agreement]

SILVER LAKE PARTNERS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:    /s/ Andrew Schader
Name:     Andrew Schader
Title:    Managing Director and General Counsel

SILVER LAKE TECHNOLOGY INVESTORS IV (DELAWARE II), L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:    /s/ Andrew Schader
Name:     Andrew Schader
Title:    Managing Director and General Counsel

CONFIRMED AND ACCEPTED,
as of the date first above written:
BARCLAYS CAPITAL INC.

By:    /s/ Victoria Hale
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Securities

Barclays Capital Inc.	50,000,000
Total	50,000,000

Sch. A-1

SCHEDULE B

Number of Securities To Be Sold

ChaChaCha SPAC 5, LLC	5,359,931
Clay Wilkes	2,314,815
Delaware Project 10 L.L.C.	22,514,038
QIA FIG Holding LLC	4,687,985
Red Crow Capital, LLC	7,761,853
Silver Lake Partners IV, L.P.	7,240,653
Silver Lake Technology Investors IV (Delaware II), L.P.	120,725
Total	50,000,000

Sch. B-1

SCHEDULE C
1.The Selling Stockholders are selling 50,000,000 shares of Common Stock.
2.The public offering price per share for the Securities shall be the price to be paid by each investor in the offering.

Sch. C-1

SCHEDULE D
Written Testing-the-Waters Communications
1. None.

Sch. D-1

SCHEDULE E
List of Persons and Entities Subject to Lock-up
1.ChaChaCha SPAC 5, LLC
2.Clay Wilkes
3.Delaware Project 10 L.L.C.
4.QIA FIG Holding LLC
5.Red Crow Capital, LLC
6.Silver Lake Partners IV, L.P.
7.Silver Lake Technology Investors IV (Delaware II), L.P.

Sch. E-1

SCHEDULE F
Notice Information of Selling Stockholders

Sch. F-1

Exhibit B
FORM OF LOCK-UP AGREEMENT
November ___, 2021

Barclays Capital Inc.
as Representative of the Underwriters
c/o Barclays Capital Inc.
745 7th Avenue
New York, NY 10019

Re:    Proposed Offering of Common Stock
Ladies and Gentleman:
The undersigned, a stockholder of SoFi Technologies, Inc., a Delaware corporation (the “Company”), understands that Barclays Capital Inc. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representative of the underwriters to be named in the Underwriting Agreement, with the Company and the selling stockholders named therein (collectively, the “Selling Stockholders”) providing for the offering (the “Offering”) by the Selling Stockholders of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 30 days from the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representative as described below:
(i)as a bona fide gift or gifts;
(ii)pursuant to domestic relations, divorce settlements or orders by a court or regulatory agency, or by will or intestacy;
(iii)to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin), or otherwise in connection with any bona fide estate or tax planning purpose;

(iv)to any immediate family member or dependent of the undersigned;
(v)to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i), (iii) and (iv) above;
(vi)to the undersigned’s officers or directors,
(vii)to any affiliates or family members of the undersigned’s officers or directors,
(viii)if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the 1933 Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition to direct or indirect members, partners (including limited partners and/or general partners), shareholders or other equity holders of the undersigned,
(ix)in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof;
(x)pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company involving a Change of Control (as defined below) of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock in connection with such transaction, or vote any Common Stock in favor of any such transaction) (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this lock-up agreement; provided, further, that all of the undersigned’s Lock-Up Securities subject to this lock-up agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this lock-up agreement;
(xi)in connection with transfers to a charity or educational institution;
(xii)pursuant to the Underwriting Agreement; or
(xiii)to the Company;
provided that: (1) in the case of any transfer or distribution pursuant to clauses (i), (iii), (iv), (v), (vi), (vii) and (viii), such transfer shall not involve a disposition for value and the Representative receives a signed lock-up agreement substantially in the form of this lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be; (2) the undersigned will not, directly or indirectly, make any demand for or exercise any right to the extent it would cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other securities of the Company (it being understood that a confidential submission of a registration statement shall not be prohibited by this agreement); and (3) in the case of clauses (i), (iii), (iv) and (v) during the Lock-Up Period, no filing by any party (donor, donee, distributee, distributor, transferor or transferee) under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such receipt or transfer, shall made voluntarily in connection with such transfer (other than the filing on Form 5 following the expiration of the Lock-Up Period).
The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any Securities even if such Securities would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Securities or any other security that includes, relates to, or derives any significant part of its value from Securities.
Notwithstanding the lock-up restrictions described herein, if any holder party to that certain the Amended and Restated Registration Rights Agreement, dated May 28, 2021 (the “RRA”), by and among the Company, SCH Sponsor V LLC, certain stockholders of the Company, the other parties set forth thereto validly proposes to conduct a registered offering for its own account or for the account of the Company’s stockholders, the undersigned may exercise its rights under Section 2.2 (Piggyback Registration) of the RRA.
In addition, notwithstanding the lock-up restrictions described in the first paragraph of this lock-up agreement, the undersigned shall be permitted, pursuant to a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which exists as of the date of this lock-up agreement (a “Plan”), to sell, only pursuant to such Plan, shares of Common Stock prior to the expiration of the Lock-Up Period, so long as the number of shares of Common Stock subject to the Plan is not increased; provided that any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to a sale or sales made pursuant to such Plan, and the undersigned does not otherwise voluntarily effect any public filing or report during the Lock-Up Period. Notwithstanding the lock-up restrictions described in the first paragraph of this lock-up agreement, the undersigned shall be permitted to (1) enter into a written trading plan under Rule 10b5-1 of the Exchange Act after the date of the Purchase Agreement, provided that no public announcement regarding such plan shall be made during the Lock-Up Period and in no event shall any sales of Common Stock be made under such plan prior to the expiration of the Lock-Up Period, and (2) transfer Lock-Up Securities to the Company upon repurchase of such securities by the Company pursuant to the terms of an agreement or equity incentive plan in existence as of the date hereof and described in the documents incorporated by reference into the offering memorandum relating to the Offering; provided, however, that it shall be a further condition to the transfers permitted in clause (2) that such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, including without limitation a filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of the underlying shares or other public announcement reporting (other than a filing on a Form 5 after the expiration of the Lock-Up Period).
Additionally, the restriction in the second sentence of the first paragraph of this lock-up agreement shall not apply to (a) the exercise of stock options or settlement of restricted stock awards, or the exercise or settlement of any other equity-based award of the Company or of any warrants issued by the Company that have been called for redemption (the “Warrants”), held by the undersigned as of the date hereof (provided that the shares of Common Stock received upon exercise or settlement (other than any such shares sold for the purposes set forth in clause (b)) shall continue to be deemed Lock-Up Securities for all purposes under this lock-up agreement) and (b) the withholding by the Company or the sale by the undersigned of any Common Stock of the undersigned to pay any portion of the exercise price, or the withholding by the Company or the sale by the undersigned of any Common Stock of the undersigned to satisfy any withholding tax obligations of the undersigned, in each case in connection with the exercise of stock options or Warrants or settlement of restricted stock awards held by the undersigned; provided that, other than in the case of Warrants, it shall be a further condition to the transfers permitted in clause (b) that no filing under Section 16(a) of the Exchange Act, or public announcement of the transfer or disposition, shall be made prior to the expiration of the Lock-Up Period unless required and any filing under Section 16(a) of the Exchange Act required to be made during the Lock-Up Period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition.
Furthermore, prior to the expiration of the Lock-Up Period, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, including under Section 16(a) of the Exchange Act.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
For the avoidance of doubt, (i) each Selling Stockholder will enter into a lock-up agreement with the Underwriters pursuant to the Underwriting Agreement that is substantially the same and (ii) if the Underwriters agree to a lock-up agreement with another Selling Stockholder that provides for terms more favorable than those contained in this lock-up agreement, or waive any restriction included in a lock-up agreement entered into with another Selling Stockholder, this lock-up agreement shall be deemed to have been automatically amended to include such more favorable terms and/or deemed to have been waived to the same extent as the waiver with respect to such other Selling Stockholder.
If the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Securities, then, in each case, this lock-up agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this lock-up agreement.
[Signature pages follow]

Very truly yours,

By
Name:
    Title: